The information in the preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-253773
Subject to Completion, dated February 27, 2023
Preliminary Prospectus Supplement
(To prospectus dated March 2, 2021)
Arrow Electronics, Inc.
$    % Notes due
Issue price:    %
Interest payable            and
We are offering $       of our    % notes due             (the “notes”). We will pay interest on the notes on             and             of each year, beginning            , 2023. The notes will mature on            , 20   . The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We may redeem the notes, in whole at any time or in part from time to time, on any date prior to their maturity at the applicable redemption price described in this prospectus supplement.
The notes will be unsecured and unsubordinated and will rank equally with all our other existing and future unsecured and unsubordinated indebtedness.
See “Risk factors” beginning on page S-4, as well as the risks set forth in our other filings with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain risks that should be considered in connection with an investment in the notes.
Neither the SEC nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to Arrow Electronics, Inc.(1)	%	$

(1)
Plus accrued interest from            , 2023, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.
The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company (“DTC”) and its participants, including Euroclear and Clearstream, on or about            , 2023.
Joint Book-Running Managers
J.P. Morgan	ING	Mizuho	PNC Capital Markets LLC
           , 2023

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the notes we are offering in this prospectus supplement. See “Description of Debt Securities” in the accompanying prospectus.
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters have not authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
If the information in this prospectus supplement varies from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.
As used in this prospectus supplement, the terms “Arrow,” “the Company,” “we,” “us” and “our” refer to Arrow Electronics, Inc. and its subsidiaries, unless the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov.
You may obtain a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, without charge, by request directed to us at the following address and telephone number:
Arrow Electronics, Inc.
9201 East Dry Creek Road
Centennial, Colorado 80112
(303) 824-4544
Attention: Investor Relations
Copies of these filings are also available from our website at http://investor.arrow.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website, or anything accessible through the website, into this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” in this prospectus supplement the information that we file with them, which means that we can disclose important information to you by referring you to those reports. Accordingly, we are incorporating by reference in this prospectus supplement the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, that we are not incorporating by reference any documents or information that are deemed to be furnished and not filed with the SEC:
(1)
Our Annual Report on Form 10-K for the year ended December 31, 2022.

The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement. Any information that we file later with the SEC will automatically update and supersede this information.

S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference herein or therein, include “forward-looking statements,” as the term is defined under the federal securities laws. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions.
These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to:
•
unfavorable economic conditions;

•
disruptions or inefficiencies in the supply chain, including any potential adverse effects of the ongoing global COVID-19 pandemic;

•
political instability;

•
impacts of military conflict, including the conflict in Ukraine;

•
industry conditions;

•
changes in product supply, pricing and customer demand;

•
competition;

•
other vagaries in the global components and the global enterprise computing solutions markets;

•
deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital;

•
the effects of natural or man-made catastrophic events;

•
changes in relationships with key suppliers;

•
increased profit margin pressure;

•
changes in legal and regulatory matters;

•
non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws;

•
foreign tax and other loss contingencies; and

•
our ability to generate cash flow.

For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in the other filings we make with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus and the section entitled “Risk factors” contained elsewhere in this prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any of the forward-looking statements.

S-iii

SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and may not contain all the information that is important to you. You should read the following summary together with the more detailed information and financial statements and notes to the financial statements contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus, as described under the heading “Where you can find more information” in this prospectus supplement and the accompanying prospectus. To fully understand this offering, you should read all these documents.
Company overview
We are a global provider of products, services, and solutions to industrial and commercial users of electronic components and enterprise computing solutions. We have one of the world’s broadest portfolios of product offerings available from leading electronic components and enterprise computing solutions suppliers, coupled with a range of services, solutions, and software. We help industrial and commercial customers introduce innovative products, reduce their time to market, and enhance their overall competitiveness. We were incorporated in New York in 1946 and serve over 210,000 customers worldwide.
Our diverse worldwide customer base consists of original equipment manufacturers (“OEMs”), value-added resellers (“VARs”), managed service providers (“MSPs”), contract manufacturers (“CMs”), and other commercial customers. These customers include manufacturers of industrial equipment (such as machine tools, factory automation, and robotic equipment) and consumer products serving industries ranging from industrial, automotive and transportation, telecommunications, contract manufacturing, and consumer products, among others.
We have two business segments, the global components business and the global enterprise computing solutions (“ECS”) business. We distribute electronic components to OEMs and CMs through our global components business segment and provide enterprise computing solutions to VARs and MSPs through our global ECS business segment. For 2022, approximately 78% of our sales were from the global components business segment, and approximately 22% of our sales were from the global ECS business segment.
We maintain over 220 sales facilities and 43 distribution and value-added centers, serving over 90 countries. We have operations in each of the three largest electronics markets; the Americas; Europe, the Middle East, and Africa; and Asia/Pacific regions. Our business strategy is to be the premier, technology-centric, go-to-market and supply chain services company on the planet. We guide innovation forward by helping our customers in the areas of industrial automation, edge computing, cloud computing, and smart and connected devices, homes, cities, and transportation to deliver new technologies that improve businesses’ performance and consumers’ lives. We aggregate disparate sources of electronics components, infrastructure software, and IT hardware to increasingly provide complete solutions for customers on behalf of our suppliers. We aim to accelerate our customers’ time to market, enable secure and consistent supply chains, and drive growth on behalf of our suppliers.
Our financial objectives are to grow sales faster than the market, increase the markets served, grow profits faster than sales, generate earnings per share growth in excess of competitors’ earnings per share growth and market expectations, grow earnings per share at a rate that provides the capital necessary to support our business strategy, allocate and deploy capital effectively so that return on invested capital exceeds our cost of capital, and increase return on invested capital. To achieve our objectives, we seek to capture significant opportunities to grow across products, markets, and geographies. To supplement our organic growth strategy, we continually evaluate strategic acquisitions to broaden our product and value-added service offerings, increase our market penetration, and expand our geographic reach.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of the notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. In this “offering” section, the terms “the Company,” “we,” “us” or “our” refer to Arrow Electronics, Inc. and not to our subsidiaries.
Issuer
Arrow Electronics, Inc.
Securities
$       aggregate principal amount of the     % notes due            , 20  .
Maturity
The notes will mature on          , 20  .
Interest payment dates
          and          of each year, commencing          , 2023.
Optional redemption
At our option, we may redeem any or all of the notes, in whole at any time or in part from time to time, at the applicable redemption price described under “Description of the notes — Optional redemption” in this prospectus supplement.
Ranking
The notes:
•
are unsecured;

•
rank equally with all our existing and future unsecured and unsubordinated debt;

•
rank senior to any future subordinated debt; and

•
rank effectively junior to any existing and future secured debt and to all existing and future debt and other liabilities of our subsidiaries.

Covenants
We will issue the notes under an indenture containing covenants for your benefit. These covenants restrict our ability, with certain important exceptions, to:
•
incur debt secured by liens;

•
engage in sale/lease-back transactions; or

•
merge or consolidate with another entity or sell substantially all of our assets to another entity.

Change of control
Upon the occurrence of a Change of Control Triggering Event (as described in “Description of the notes — Change of control offer”), we will be required to offer to purchase some or all of your notes at 101% of their principal amount, plus accrued and unpaid interest to the date of purchase.
Use of proceeds
We expect to use a portion of the net proceeds from this offering to repay all of our outstanding 4.500% notes due 2023 (the “2023 notes”). Pending such application of the net proceeds, we may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments. We may apply the remaining net proceeds for general corporate purposes, which may include acquisitions or the repayment of other indebtedness, including the repurchase or redemption of existing notes. See “Use of proceeds.”
Issuance of additional notes
We may from time to time, without notice to or the consent of the holders, increase the aggregate amount of outstanding notes by issuing additional notes in the future on the same terms and conditions as the notes except for any differences in the issue price and interest accrued prior to the issue date of such additional notes.
Form and denomination
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk factors
See “Risk factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS
In connection with an investment in our notes, you should carefully consider the risks described below and in the documents incorporated by reference in the accompanying prospectus, including the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022.
Risks related to the notes
The notes will not be guaranteed by any of our subsidiaries.
The notes will be our general unsecured obligations and will not be guaranteed by any of our subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us to satisfy our obligations under the notes. In addition, the indenture governing the notes will not prohibit our subsidiaries from incurring additional indebtedness.
As of December 31, 2022, our subsidiaries had approximately $33.4 million of indebtedness (excluding intercompany liabilities) to which the notes would have been structurally subordinated.
There are limited covenants under the indenture.
We are not restricted under the indenture governing the notes from incurring additional debt. As December 31, 2022, we had $3.2 billion of total long-term debt outstanding, excluding $2.0 billion of total availability under our revolving credit facility. As of December 31, 2022, we had no borrowings outstanding and $2.0 billion of total availability under our revolving credit facility.
The notes will be unsecured and effectively subordinated to any secured debt that we have issued or that we may issue in the future. As of December 31, 2022, we had $1.2 billion of secured debt outstanding. We expect that we will from time to time incur additional debt and other liabilities. In addition, the indenture will not restrict us from paying dividends or issuing or repurchasing securities.
The holders of any secured debt that we may issue will have priority over unsecured creditors to the extent of the value of the assets securing that debt. In the event of our bankruptcy, liquidation or similar proceeding, the holders of secured debt that we may have issued will be entitled to proceed against their collateral, and that collateral may not be available for payment of unsecured debt, including the notes.
We may not be able to repurchase the notes upon a change of control.
Upon a Change of Control Triggering Event, we will be required to offer to purchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to satisfy our obligations to repurchase the notes upon a Change of Control Triggering Event because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a Change of Control Triggering Event.
Your ability to transfer the notes may be limited by the absence of any trading markets for the notes.
There are no established trading markets for the notes and we have no plans to list the notes on a securities exchange. We have been advised by each underwriter that it presently intends to make a market in the notes of each series; however, no underwriter is obligated to do so. Any market making activity, if initiated, may be discontinued at any time, for any reason, without notice. If the underwriters cease to act as market makers for the notes for any reason, we cannot assure you that another firm or person will make a market in the notes of either series. The liquidity of any markets for the notes will depend on the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. Active or liquid trading markets may not develop for the notes.

The market price of the notes may be volatile.
The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including:
•
our financial performance;

•
the amount of indebtedness we and our subsidiaries have outstanding;

•
market interest rates;

•
the market for similar securities;

•
competition;

•
the size and liquidity of the market for the notes; and

•
general economic conditions.

As a result of these factors, you may only be able to sell your notes at a price below which you believe to be appropriate, including prices below the price you paid for them.
An increase in interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes. We cannot predict the future level of market interest rates.
Ratings of notes may not reflect all risks of an investment in the notes.
We expect that the notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength, but may not reflect the potential impact of all risks relating to the notes. Any rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety, and any such change could adversely affect the market price or liquidity of the notes. Each rating organization’s credit rating should be evaluated independently of any other rating organization’s credit rating.
Redemption may adversely affect your return on the notes.
We have the right to redeem the notes on the terms set forth in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from the sale of the notes we are offering will be approximately $      million after deducting underwriting discounts and commissions and our estimated offering expenses.
We expect to use a portion of the net proceeds from this offering to redeem all of our outstanding 2023 notes. As of the date of this offering, we have $300 million aggregate principal amount of 2023 notes outstanding. The 2023 notes bear interest at an annual rate of 4.500% and mature on March 1, 2023.
Pending the application of the net proceeds, we may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments. We may apply the remaining net proceeds for general corporate purposes, which may include acquisitions or the repayment of other indebtedness, including the repurchase or redemption of any existing notes.

CAPITALIZATION
The following table sets forth our consolidated capitalization at December 31, 2022 and as adjusted to give effect to the issuance of the notes in this offering and the expected use of proceeds therefrom. This table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes of Arrow appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.
	December 31, 2022
(dollars in millions)	Actual (audited)	As adjusted (unaudited)
Cash and cash equivalents	$177	$
Short-term debt:
4.500% notes due 2023	300		—(a)
Other short-term borrowings	290
Total Short-term borrowings, including current portion of long-term debt	590
Long-term debt:
North American asset securitization program	1,235
Revolving credit facility	—
3.250% notes due 2024	498
4.000% notes due 2025	348
7.500% senior debentures due 2027	110
3.875% notes due 2028	496
2.950% notes due 2032	495
% notes due in 20 offered hereby	—
Other obligations with various interest rates and due dates	1
Total long-term debt	3,183
Total debt	$3,773	$
Total shareholders’ equity	5,546
Total capitalization	$9,319	$

(a)
Excludes payment of any redemption premium or accrued and unpaid interest.

DESCRIPTION OF THE NOTES
We have summarized the material terms and provisions of the notes in this section, which supplements the terms of the debt securities contained in the accompanying prospectus. In addition to the material terms of the notes contained in this prospectus supplement, you should read the description of the indenture contained in the accompanying prospectus for additional information regarding your rights as a holder of the notes before you buy any of these notes. References in this section to “us,” “we” and “our” are solely to Arrow and not to our subsidiaries. In the event of any inconsistency between the terms of the notes contained in this prospectus supplement and the provisions of the indenture contained in the accompanying prospectus, the terms contained in this prospectus supplement shall control with respect to the notes.
General
The notes will mature on            , 20    and will accrue from            , 2023 at a rate of    % per annum. The notes will pay interest semiannually on            and            of each year, commencing on            , 2023 to the person in whose name the note is registered at the close of business on            or            , whether or not a business day as the case may be. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date is not a business day, the payment will be made on the next succeeding day that is a business day, with no additional interest.
The notes will be issued as a separate series of debt securities under an indenture dated as of June 1, 2017 (the “base indenture”) between us and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), with respect to the notes (the “supplemental indenture”). We refer to the base indenture and the supplemental indenture, collectively, as the “indenture.”
The notes will be our unsubordinated and unsecured indebtedness and will rank equally in right of payment with all of our existing and future unsubordinated and unsecured indebtedness. The notes will be effectively subordinated in right of payment to our secured indebtedness to the extent of the value of the collateral securing such indebtedness and to all liabilities, whether secured or unsecured, of our subsidiaries.
The notes are limited to an initial aggregate principal amount of $      . The notes will be issued in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
For the purpose of the notes, “business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.
Issuance of additional notes
We may from time to time, without notice to or the consent of the holders, increase the principal amount of notes by issuing additional notes in the future on the same terms and conditions as the notes except for any differences in the issue price and interest accrued prior to the issue date of such additional notes. Such additional notes will have the same CUSIP number as the notes, provided that any such additional notes that are not fungible with the notes for U.S. federal income tax purposes will be issued under a separate CUSIP number.
We may also, without the consent of the holders, issue other series of debt securities under the base indenture in the future on terms and conditions different from the notes offered hereby.
Optional redemption
We may redeem the notes at our option, in whole or in part, at any time and from time to time before           , 2024 (the date that is the first anniversary of the issue date of the notes) (the “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day

year consisting of twelve 30-day months) at the applicable Treasury Rate plus           basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes at our option, in whole or in part at any time, at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the maturity date of the notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the notes, as applicable. If there is no United States Treasury security maturing on the maturity date of the notes but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date of the notes, one with a maturity date preceding the maturity date of the notes and one with a maturity date following the maturity date of the notes, we shall select the United States Treasury security with a maturity date preceding the maturity date of the notes. If there are two or more United States Treasury securities maturing on the maturity date of the notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pursuant to applicable depositary procedures. No notes of a principal amount of $2,000 or less will be redeemed in part.

If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, interest will cease to accrue on the notes or portions of the notes called for redemption.
Notice of any redemption of notes may, at our discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date.
We shall notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or we are not able or willing to waive such conditions precedent, in each case subject to applicable procedures of DTC. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above.
Change of control offer
If a Change of Control Triggering Event (as defined below) occurs with respect to the notes, then, unless we have exercised our right to redeem the notes as described below, we will be required to make an offer to each holder of notes to purchase (at the holder’s option) all or any part (equal to a minimum amount of $2,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any notes that remain outstanding shall have a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.
Within 30 days following the date upon which the Change of Control Triggering Event has occurred or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the notes as described under “— Optional redemption,” we will deliver a notice (a “Change of Control Offer”) to each holder with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase notes on the date specified in the notice, which date will be no earlier than 10 days nor later than 60 days from the date such notice is delivered (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in the notice.
On each Change of Control Payment Date, we will, to the extent lawful:
(a)   accept for payment all notes or portions of the notes properly tendered pursuant to the applicable Change of Control Offer;
(b)   deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered pursuant to the applicable Change of Control Offer; and
(c)   deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the purchase of notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.
Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the change of control payment upon a Change of Control Triggering Event.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchases all of the notes validly tendered and not withdrawn by such holders, all of the holders of the notes will be deemed to have consented to such offer and accordingly, we will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).
The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.
For purposes of the Change of Control Offer provisions of the notes, the following definitions are applicable:
“Change of Control” means the occurrence of any one of the following:
(a)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;
(b)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares;
(c)   we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or
(d)   the adoption of a plan relating to our liquidation or dissolution.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB — or better by S&P (or its equivalent under any successor rating category of S&P); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.
“Ratings Event” means the rating of the notes is lowered by each of the Rating Agencies and the notes are rated below Investment Grade by each of the Rating Agencies in any case on any day during the period (the “Trigger Period”) commencing on the earlier of (i) the consummation of any Change of Control and (ii) the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies); provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.
“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of S&P Global Inc., and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Certain covenants
Limitations on liens
We will not, and will not permit any Restricted Subsidiary to, create or incur any Lien that secures indebtedness for borrowed money (including guarantees of indebtedness for borrowed money) on any shares of capital stock of a Restricted Subsidiary or any Principal Property of ours or of a Restricted Subsidiary, whether those shares of capital stock or Principal Property are owned at the date of the supplemental indenture or acquired afterwards, unless we secure or cause the applicable Restricted Subsidiary to secure the notes equally and ratably with (or, at our option, prior to) all indebtedness secured by the particular Lien; provided that any Lien created for the benefit of the holders of the notes pursuant to this provision will be automatically and unconditionally released and discharged upon release and discharge of the Lien that resulted in such provision becoming applicable. This covenant does not apply in the case of:
(a)   the creation of any Lien on any shares of capital stock of a Subsidiary or any Principal Property acquired after the date of the supplemental indenture (including acquisitions by way of merger or consolidation) by us or a Restricted Subsidiary, contemporaneously with that acquisition, or within 180 days thereafter, to secure or provide for the payment or financing of any part of the purchase price, or the assumption of any Lien upon any shares of capital stock of a Subsidiary or any Principal Property acquired after the date of the supplemental indenture existing at the time of the acquisition, or the acquisition of any shares of capital stock of a Subsidiary or any Principal Property subject to any Lien without the assumption of that Lien, provided that every Lien referred to in this clause (a) will attach only to the shares of capital stock of a Subsidiary or any Principal Property so acquired and fixed improvements on that Principal Property;
(b)   any Lien on any shares of capital stock of a Subsidiary or any Principal Property existing on the date of the supplemental indenture;
(c)   any Lien on any shares of capital stock of a Subsidiary or any Principal Property in favor of us or any Restricted Subsidiary;
(d)   any Lien on any Principal Property being constructed or improved securing indebtedness to finance the construction or improvements of that property;
(e)   Liens on our current assets to secure indebtedness to us that mature within twelve months from their creation and that are made in the ordinary course of business;
(f)   Liens securing Hedging Obligations;
(g)   Liens resulting from the deposit of funds or evidences of indebtedness in trust for the purpose of defeasing our indebtedness or that of our Restricted Subsidiaries; and
(h)   any renewal of, refinancing of or substitution for any Lien permitted by any of the preceding clauses, provided, in the case of a Lien permitted under clauses (a), (b) or (d), the indebtedness secured is not increased more than an amount necessary to pay fees and expenses, including premiums, related to such renewal, refinancing or substitution nor the Lien extended to any additional assets.
Notwithstanding the foregoing, we or any Restricted Subsidiary may create or assume Liens in addition to those permitted by the preceding paragraph, and renew, extend or replace those Liens, provided that at the time of and after giving effect to the creation, assumption, renewal, extension or replacement, Exempted Debt does not exceed 15 percent of Consolidated Net Tangible Assets.
Limitations on sale and lease-back transactions
We will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to us or to a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion of that Principal Property, with the intention of taking back a lease of such Principal Property, except a lease for a period of three years or less at the end of which it is intended that the use of that Principal Property by the lessee will be discontinued. Notwithstanding the foregoing, we or any Restricted Subsidiary may sell any Principal Property and lease it back for a longer period if either:
(a)   we or such applicable Restricted Subsidiary would be entitled, pursuant to the provisions described under the first paragraph under “— Limitations on liens” above, to create a Lien on the Principal Property to be leased securing Funded Debt in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the outstanding notes; or
(b)   we cause an amount equal to the fair value (as determined by a resolution of our board of directors) of such Principal Property to be applied (1) to the purchase of other property that will constitute Principal Property or (2) to the retirement within 120 days after receipt of the proceeds of Funded Debt incurred or assumed by us or a Restricted Subsidiary, including the notes; provided, further that, in lieu of applying all of or any part of such net proceeds to such retirement, we may, within 75 days after the sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or debt securities evidencing Funded Debt of ours (which may include the notes) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not yet tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such debentures or debt securities, and an officer’s certificate (which will be delivered to the trustee) stating that we elect to deliver or cause to be delivered the debentures or debt securities in lieu of retiring Funded Debt of ours or a Restricted Subsidiary.
If we deliver debentures or debt securities to the trustee and we duly deliver the officer’s certificate, the amount of cash that we will be required to apply to the retirement of Funded Debt under this provision will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of the applicable debentures or debt securities, so delivered, or, if there are no such redemption prices, the principal amount of those debentures or debt securities. If the applicable debentures or debt securities provide for an amount less than the principal amount to be due and payable upon a declaration of the maturity, then the amount of cash will be reduced by the amount of principal of those debentures or debt securities that would be due and payable as of the date of the application upon a declaration of acceleration of the maturity pursuant to the terms of the indenture pursuant to which those debentures or debt securities were issued.
Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this provision, without any obligation to retire any outstanding debt securities or other Funded Debt, provided that at the time of entering into and giving effect to such sale and lease-back transactions, Exempted Debt does not exceed 15 percent of Consolidated Net Tangible Assets.
Certain definitions
“Attributable Debt” means, when used in connection with a sale and lease-back transaction referred to above under “— Certain covenants — Limitations on sale and lease-back transactions,” on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the sale and lease-back transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.
“Consolidated Net Tangible Assets” means total assets after deducting all current liabilities and intangible assets as set forth in our most recent consolidated balance sheet and computed in accordance with GAAP.
“Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:
(a)   indebtedness of ours and our Restricted Subsidiaries incurred after the date of such indenture and secured by liens created or assumed or permitted to exist pursuant to the last paragraph of “— Certain covenants — Limitations on liens”; and
(b)   Attributable Debt of ours and our Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the last paragraph of “— Certain covenants — Limitations on sale and lease-back transactions.”
“Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible at the option of the obligor, beyond one year from the date of its creation.
“GAAP” means, with respect to any computations required or permitted under the indenture, generally accepted accounting principles in effect in the United States as in effect from time to time; provided, however if the Company is required by the SEC to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.
“Hedging Obligation” means, with respect to any person, the obligations of such person under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk and (3) other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices, in each case, so long as such agreements or arrangements are of the type customarily entered into in connection with and for the purpose of limiting risk.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For this purpose, we or any Subsidiary will be deemed to own, subject to a Lien, any asset that we have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Principal Property” means any manufacturing or processing plant or warehouse owned at the date of the supplemental indenture or acquired after that date by us or any of our Subsidiaries which is located within the United States and the gross book value of which (including related land and improvements and all machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than:
(a)   any manufacturing or processing plant or warehouse or any portion of the same (together with the land on which it is erected and fixtures that are a part of that land) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”) (or which receive similar tax treatment under any subsequent amendments or any successor laws or under any other similar statute of the United States);
(b)   any property which in the opinion of our board of directors is not of material importance to the total business conducted by us as an entirety; or
(c)   any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.
“Restricted Subsidiary” means a Subsidiary of ours (a) of which substantially all the property is located, or substantially all the business is carried on, within the United States, and (b) which owns a Principal Property; provided, however, that any Subsidiary may be declared a Restricted Subsidiary by board resolution, effective as of the date such board resolution is adopted; provided further, that any such declaration may be rescinded by further board resolution, effective as of the date that further board resolution is adopted.
“Subsidiary” means, with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by that person and one or more other Subsidiaries of that person.
Merger, consolidation and sale of assets
We may not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (in one transaction or a series of related transactions) to, any person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any person to merge with or into us unless:
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either we will be the continuing person or the person formed by the consolidation or into which we are merged or that acquired or leased such property and assets of ours will be a corporation organized and validly existing under the laws of the United States of America or any of its jurisdictions (or, any entity not organized under such laws which agrees to submit to the jurisdiction of the United States district court for the Southern District of New York, and to indemnify and hold harmless the holders of the notes against certain taxes and expenses) and will expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the indenture and the notes;
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immediately after giving effect to such transaction, no default or Event of Default under the indenture shall have occurred and be continuing; and

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an officer’s certificate and an opinion of counsel shall have been delivered to the trustee in connection with the foregoing.

The restrictions in the bullets above shall not be applicable to:
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the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or to convert our form of organization to another form; or

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the merger of us with or into a single direct or indirect wholly-owned subsidiary of ours pursuant to Section 905 (or any successor provision) of the Business Corporation Law of the State of New York.

In the event of the above transaction, if there is a successor, such successor will succeed to, and be substituted for us and may exercise every right and power under the indenture with the same effect as if such successor had been named in our place in the indenture, and we will (except in the case of a lease of all or substantially all of our property and assets) be discharged from all obligations and covenants under the indenture and the notes.
Events of Default
An Event of Default with respect to the notes is defined as follows:
(a)   we default in the payment of principal on the notes when the principal becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase or otherwise;
(b)   we default in the payment of interest when interest becomes due and payable, and that default continues for a period of 30 days;
(c)   we default in the performance of or breach any other covenant or agreement of ours in the indenture and that default or breach continues for a period of 30 consecutive days after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the notes then outstanding;
(d)   an involuntary case or other proceeding is commenced against us or any Restricted Subsidiary with respect to our debts or our Restricted Subsidiary’s debts under any bankruptcy, insolvency or other similar law now or in the future in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official relating to us or a substantial part of our property, and the involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against us or any Restricted Subsidiary under the federal bankruptcy laws as now or in the future in effect; and
(e)   we or any Restricted Subsidiary (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or in the future in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or any Restricted Subsidiary or for all or substantially all of our property and assets or any Restricted Subsidiary’s property and assets or (3) effects any general assignment for the benefit of creditors.
The indenture provides that if an event of default described in clauses (a), (b) or (c) above, with respect to the notes, occurs and is continuing, then, and in each and every such case subject to certain limitations, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding by notice in writing to us (and to the trustee if given by holders of the notes), may declare the entire principal of the notes then outstanding, and the interest accrued on the notes, if any, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable.
If an event of default described in clauses (d) or (e) above occurs and is continuing, then the principal amount of all the notes then outstanding and interest accrued on those notes, if any, will be and become immediately due and payable without any notice or other action by any holder or the trustee to the full extent permitted by applicable law. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the holders of a majority in principal of the notes that have been accelerated, voting as a single class.
Modification and waiver
Modifications and amendments may be made by us and the trustee to the indenture, without the consent of any holder of the notes, to, among other things:
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add to the covenants and agreements with respect to us and to add Events of Default, in each case for the protection or benefit of the holders, or to surrender any right or power conferred upon us;

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evidence and provide for the acceptance of appointment under the indenture by a successor trustee and add to or change any of the provisions of the indenture as is necessary for or to facilitate the administration of the trusts thereunder by more than one trustee;

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cure any ambiguity or correct or supplement any provision contained in the indenture which may be defective or inconsistent with any other provision in the indenture, provided that such amendments or supplements do not materially and adversely affect the interests of the holders;

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add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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make any change that does not adversely affect in any material respect the interests of the holders of the notes;

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provide for uncertificated securities in addition to certificated securities; or

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conform the terms of the indenture or the notes to the description thereof contained in this prospectus supplement or the accompanying prospectus.

The indenture contains provisions permitting us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the notes, except that no such supplemental indenture may, without the consent of the holder of each note affected thereby:
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change the stated maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of the notes or any premium payable upon the redemption of the notes, or impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or alter any redemption provisions in a manner adverse to the holders of the notes;

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reduce the percentage in principal amount of the notes where the consent of the holder is required for any such amendment, supplemental indenture or waiver which is provided for in the indenture; or

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modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note which would be affected.

The holders of a majority in aggregate principal amount of the outstanding notes, by notice to the trustee, may on behalf of all the holders of all notes waive any past default or Event of Default under the indenture and its consequences, provided that all amounts owing to trustee have been paid, except a default or Event of Default in the payment of any amount due with respect to any note, or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

Satisfaction and discharge
The indenture will cease to be of further effect with respect to the notes if:
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all notes (other than mutilated, destroyed, lost or stolen notes which have been replaced or paid and notes, the payment for which has been held in trust and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

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all notes not previously delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable at their stated maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have irrevocably deposited with the trustee, as trust funds, an amount sufficient to pay and discharge the entire indebtedness on the notes for principal and any premium and interest to the date of such deposit or to the stated maturity date or date of earlier redemption, as the case may be.

Such trust may only be established if:
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we have paid or caused to be paid all other sums payable by us under the indenture; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance
Legal defeasance
The indenture provides that we may be discharged from any and all obligations under the notes other than:
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certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events regarding payments on the notes;

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to register the transfer or exchange of the notes;

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to replace notes; or

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to maintain paying agencies and to hold money for payment in trust.

We may only defease and discharge all of our obligations under the notes if:
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we irrevocably deposit with the trustee, in trust, the amount, as certified by an officer’s certificate, of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will be sufficient to pay and discharge each installment of principal and premium, if any and any interest on, and any mandatory sinking fund payments in respect of, the notes on the dates such payments are due; and

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we deliver to the trustee an opinion of counsel (which opinion must refer to and be based upon a published ruling of the United States Internal Revenue Service (the “IRS”) or a change in applicable United States federal income tax laws) or a ruling directed to the trustee from the IRS, in either case to the effect that beneficial owners of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge.

Covenant defeasance
Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the indenture. Any omission to comply with our obligations or covenants shall not constitute a default or Event of Default with respect to any notes. In that event, you would lose the protection of these covenants, but would gain the protection of having money and/or U.S. government obligations set aside in trust to repay the notes. We may only defease any covenants if, among other requirements:
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we irrevocably deposit with the trustee, in trust, money and/or U.S. government obligations that, through the payment of interest and principal in respect to such obligations, in accordance with their terms, will provide money in an amount, as certified by an officer’s certificate, sufficient to pay principal, premium, if any, and any interest on and any mandatory sinking fund payments in respect of the notes on the dates such payments are due; and
•
we deliver to the trustee an opinion of counsel or a ruling from the IRS to the effect that the beneficial owners of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance.

Limited liability of certain persons
The indenture provides that none of our past, present or future stockholders, incorporators, employees, officers or directors, or of any successor corporation or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the notes by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.
Reports
The indenture contains a covenant that we will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of reports, information and documents to the trustee is for informational purposes only and its receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on officers’ certificates). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with this Reports covenant, or whether or not such information, documents or reports are filed with the SEC on EDGAR or any website under the indenture, or to participate in any conference calls.
Payment and paying agents
Payments of interest and principal on the notes will be made in U.S. dollars by wire transfer. We will make interest payments to the person in whose name the note is registered at the close of business on the record date for the interest payment.
The trustee initially will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Trustee
U.S. Bank Trust Company, National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement due to resignation or at our option. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents.

BOOK ENTRY; DELIVERY AND FORM
The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC, as depositary under the indenture, and registered in the name of DTC or a nominee of DTC in New York, New York for the accounts of institutions that have accounts with DTC (“participants”).
You may hold your interests in a global note directly through DTC if you are a DTC participant or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, if you hold notes represented by interests in a global note, you will not be entitled to receive your notes in fully registered definitive form (“definitive notes”).
DTC has advised us as follows:
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DTC is a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry systems is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
We expect that, pursuant to the procedures established by DTC, upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of your individual beneficial interest represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Your ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).
So long as DTC, or its nominee, is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, as an owner of beneficial interests in a global note, you will not be entitled to receive definitive notes, will not be entitled to have the notes represented by the global note registered in your name and will not be considered to be the owner or holder of any notes under the global note. We understand that under existing industry practice, in the event you desire to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize you to take such action or would otherwise act upon your instructions. As a beneficial owner of an interest in a global note, you will not be able to transfer the interest except in accordance with DTC’s applicable procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, your ability to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest. All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.
We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to you will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers in the names of nominees for such customers. Such payments, however, will be the responsibility of such participants and indirect participants, and neither we, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and you.
Unless and until it is exchanged in whole or in part for definitive notes, no global note may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.
Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the underwriters, the trustee nor we will have any responsibility for the performance or non-performance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations. The indenture provides that if:
DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such event;
•
we execute and deliver to the trustee an officers’ certificate to the effect that the global notes are exchangeable; or

•
an event of default with respect to the notes represented by such global notes shall have occurred and be continuing,

the global notes will be exchanged for notes in definitive form of like tenor and of an equal principal amount, in authorized denominations. Upon the occurrence of the events set forth in either of the first two bullets of this paragraph, such definitive notes will be registered in such name or names as DTC instructs the trustee. We expect that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interest in global notes. In connection with any proposed exchange of a global note for a definitive note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the U.S. Internal Revenue Code of 1986, as amended. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we, the trustee nor the underwriters take responsibility for its accuracy.
Holding though Euroclear and Clearstream
If the depositary for a global note is DTC, you may hold interests in the global note through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and

Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
You will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, if you are a U.S. investor who holds your interests in the notes through these systems and wish on a particular day to transfer your interests, or to receive or make a payment or delivery or exercise any other right with respect to your interests, you may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, if you wish to exercise rights that expire on a particular day, you may need to act before the expiration date. In addition, if you hold your interests through both DTC and Euroclear or Clearstream, you may need to make special arrangements to finance any purchases or sales of your interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case, as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a beneficial owner of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax considerations of the purchase, ownership and disposition of the notes.
This discussion is limited to beneficial owners who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a beneficial owner’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax and potentially different consequences with respect to beneficial owners of the 2023 notes that are being redeemed in connection with this offering. In addition, it does not address consequences relevant to beneficial owners subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding the notes as part of a straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers or certain electing traders in securities who or that mark their securities to market for U.S. tax purposes;

•
“controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax and their shareholders;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations; and

•
persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships considering an investment in the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP

AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of interest
Interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Sale or other taxable disposition
A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Information reporting and backup withholding
A U.S. Holder may be subject to information reporting and backup withholding when the U.S. Holder receives payments of interest on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if the U.S. Holder is not otherwise exempt and:
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the U.S. Holder fails to furnish the U.S. Holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

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the U.S. Holder furnishes an incorrect taxpayer identification number;

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the applicable payor is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends; or

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the U.S. Holder fails to certify under penalties of perjury that the U.S. Holder has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that the U.S. Holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.
Payments of interest
Interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:
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the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of Arrow Electronics, Inc.’s voting stock;

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the Non-U.S. Holder is not a controlled foreign corporation related to Arrow Electronics, Inc. through actual or constructive stock ownership; and

•
either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that the Non-U.S. Holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for an exemption or a reduced rate, either under an applicable income tax treaty or under the rules for effectively connected income, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or other taxable disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (excluding any amount allocable to accrued and unpaid interest, which will be treated as interest and may be subject to the rules discussed above in “— Payments of interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a note, which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information reporting and backup withholding
Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “— Payments of interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition (including a retirement) of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING
Subject to the terms and conditions in the underwriting agreement between us and J.P. Morgan Securities LLC, ING Financial Markets LLC, Mizuho Securities USA LLC and PNC Capital Markets LLC, as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us the principal amount of notes set forth opposite the names of the underwriters below:
Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$
ING Financial Markets LLC
Mizuho Securities USA LLC
PNC Capital Markets LLC.
Total	$
The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the applicable public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to    % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to    % of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In the underwriting agreement, we have agreed that we will pay our expenses related to the offering, which we estimate will be $      . We will also indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.
The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes.
In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate-covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the prices of the notes. Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the prices of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate-covering transactions, they may discontinue them at any time. However, there is no assurance that the underwriters will undertake any stabilization action.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
We expect that delivery of the notes will be made against payment therefor on           , 2023, which will be the                 business day following the trade date (such settlement being referred to

as “T+           ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to                 , 2023 will be required, by virtue of the fact that the notes initially settle in T+           , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters or their affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with Arrow and its affiliates, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain of the other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Certain of the underwriters and/or their affiliates may be holders of our 2023 notes. We expect to use a portion of the net proceeds from this offering to redeem our outstanding 2023 notes before maturity. Accordingly, they may receive a portion of the proceeds of the offering.
Selling restrictions
The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Hong Kong
The notes have not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the notes has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.
Where notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B)(in the case of that trust) of the SFA; (2) where no consideration is or will be given for the transfer; (3) by operation of law; or (4) as specified in Section 276(7) of the SFA.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA N16: Notice on Recommendations on Investment Products).

VALIDITY OF THE NOTES
The validity of the notes offered and sold in this offering will be passed upon for us by Latham & Watkins LLP, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Prospectus
Arrow Electronics, Inc.
Debt Securities
Preferred Stock
Common Stock
Warrants
We or selling security holders may offer and sell the securities from time to time in one or more offerings at prices and on terms to be determined at the time of offering. This prospectus provides you with a general description of the securities we or selling security holders may offer.
Each time we or selling security holders sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.
We or selling security holders may offer and sell the following securities:
•
debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness;

•
preferred stock;

•
common stock; and

•
warrants to purchase debt securities, preferred stock and/or common stock.

Our common stock is traded on the New York Stock Exchange under the symbol “ARW.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. The prospectus supplement for any other offering of securities will state whether such securities offered thereby will be listed on a securities exchange.
Investing in our securities involves risk. See “Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This prospectus is dated March 2, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we or selling security holders may sell any combination of the securities described in this prospectus (from time to time and in one or more offerings). This prospectus only provides you with a general description of the securities that we or selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with any related free writing prospectus and the additional information described under the heading “Where You Can Find More Information.” Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Arrow,” the “company,” “we,” “our,” “us” or similar references mean Arrow Electronics, Inc.
We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in or incorporated by reference in this prospectus and any supplement to this prospectus is accurate only as of the dates of their respective covers, regardless of the time of delivery of this prospectus or any supplement to this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since these dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any supplement to this prospectus in that jurisdiction. Persons who come into possession of this prospectus or any supplement to this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any supplement to this prospectus applicable to that jurisdiction.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.
You may obtain a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, without charge, by request directed to us at the following address and telephone number:
Arrow Electronics, Inc.
9201 East Dry Creek Road
Centennial, Colorado 80112
(303) 824-4544
Attention: Investor Relations
Copies of these filings are also available from our website at http://investor.arrow.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.
The SEC allows us to “incorporate by reference” in this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those reports. Accordingly, we are incorporating by reference in this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been “furnished” to and not “filed” with the SEC:
(1)
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 11, 2021;

(2)
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2020; and

(3)
the description of our common stock set forth on our registration statement filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, as amended by the description of our common stock contained in Exhibit 4 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020.

The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Any information that we file later with the SEC will automatically update and supersede this information.
This prospectus constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all the information that is contained in the registration statement, some of which we are allowed to omit in accordance with the rules and regulations of the SEC. We refer you to the registration statement and to the exhibits filed with the registration statement for further information with respect to Arrow. Statements contained in this prospectus concerning the provisions of documents are summaries of the material provisions of those documents. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents.

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FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act, that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global COVID-19 coronavirus pandemic, including actions taken to contain or treat COVID-19, the speed and effectiveness of COVID-19 vaccine and treatment developments and deployment, potential mutations of COVID-19, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions (“ECS”) markets, changes in relationships with key suppliers, increased profit margin pressure, changes in legal, tax and regulatory matters, non-compliance with certain regulations, such as export, anti-trust, and anti-corruption laws, foreign tax and other loss contingencies, and the company’s ability to generate cash flow. Forward looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates” and similar expressions. These forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized.
The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements herein include those set forth in the risk factors in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any of the forward-looking statements.

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ARROW ELECTRONICS, INC.
We are a global provider of products, services, and solutions to industrial and commercial users of electronic components and enterprise computing solutions. We have one of the world’s broadest portfolios of product offerings available from leading electronic components and enterprise computing solutions suppliers, coupled with a range of services, solutions and software that help industrial and commercial customers introduce innovative products, reduce their time to market, and enhance their overall competitiveness. We were incorporated in New York in 1946 and serve over 180,000 customers worldwide.
Our diverse worldwide customer base consists of original equipment manufacturers (“OEMs”), value-added resellers (“VARs”), Managed Service Providers (“MSPs”), contract manufacturers (“CMs”), and other commercial customers. These customers include manufacturers of industrial equipment (such as machine tools, factory automation, and robotic equipment) and consumer products serving industries ranging from aerospace and defense, alternative energy, automotive and transportation, medical, professional services, and telecommunications, among others.
We have two business segments, the global components business and the global ECS business. We distribute electronic components to OEMs and CMs through our global components business segment and provide enterprise computing solutions to VARs and MSPs through our global ECS business segment. For 2020, approximately 72% of the company’s sales were from the global components business segment, and approximately 28% of the company’s sales were from the global ECS business segment.
We maintain over 260 sales facilities and 42 distribution and value-added centers, serving over 85 countries. Both business segments have operations in each of the three largest electronics markets; the Americas; Europe, Middle East, and Africa; and Asia-Pacific regions. Arrow’s business strategy is to be the world’s foremost technology solutions provider. We guide innovation forward by helping our customers in the areas of industrial automation, edge computing, cloud computing, smart and connected devices, homes, cities, and transportation to deliver new technologies, new materials, new ideas, and new electronics that improve businesses’ performance and consumers’ lives. We aggregate disparate sources of electronics components, infrastructure software, and IT hardware to increasingly provide complete solutions for customers on behalf of our suppliers. Our goal is to leave no segments of the market underserved in terms of the products offered and services provided. We aim to accelerate our customers’ time to market, enable secure and consistent supply chains, and drive growth on behalf of its suppliers.
Corporate Information
Our principal executive offices are located at 9201 East Dry Creek Road, Centennial, Colorado 80112. Our telephone number is (303) 824-4000.

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USE OF PROCEEDS
Except as otherwise described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of securities offered pursuant to this prospectus and any prospectus supplement will be used for general corporate purposes. If we do not use the net proceeds of an offering immediately, we may temporarily invest them in short-term investments.
We will not receive any proceeds from the sale of shares of our common stock by any selling security holders.

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DESCRIPTION OF DEBT SECURITIES
We may offer notes, debentures or other unsecured evidences of indebtedness. The debt securities will be our unsecured senior debt securities. In connection with an investment in a particular series of debt securities, investors should review the description of the provisions and any risk factors applicable to that series of debt securities, including those set forth herein and in any applicable prospectus supplement or term sheet relating to such debt securities. Debt securities offered through this prospectus will be issued pursuant to an indenture dated as of June 1, 2017 between us and U.S. Bank National Association, as trustee (the “2017 indenture”).
We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus pursuant to the 2017 indenture. Unless we specify otherwise in the applicable prospectus supplement, the 2017 indenture is a contract between us, as obligor, and U.S. Bank National Association, as trustee, or another trustee chosen by us and qualified to act under the Trust Indenture Act of 1939. A copy of the 2017 indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Any supplemental indenture relating to the 2017 indenture will be filed in the future with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of any such document.

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DESCRIPTION OF CAPITAL STOCK
We have authority to issue 160,000,000 shares of common stock, par value $1.00 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share. As of February 4, 2021, we had outstanding 74,603,233 shares of common stock and no shares of preferred stock. Our board of directors has authority, without action by our shareholders, to issue authorized and unissued shares of preferred stock in one or more series and, within certain limitations, to determine the voting rights (including the right to vote as a series on particular matters), preference as to dividends and in liquidation, conversion, redemption and other rights of each series.
The following is a brief summary of the voting, dividend, liquidation and certain other rights of the holders of the capital stock as set forth in our Amended and Restated Bylaws and Restated Certificate of Incorporation, copies of which are filed with the SEC.
Common Stock
Voting Rights — Noncumulative Voting. The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders, including the election of directors. Shareholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.
Our Restated Certificate of Incorporation requires the affirmative vote of 90% of our outstanding shares of common stock to authorize certain mergers, sales of assets, corporate reorganizations and other transactions in the event that any person or entity acquires 30% or more of our outstanding common stock.
Dividends; Restriction on Payment of Dividends. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available for the purpose and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding.
Liquidation Rights. Upon liquidation or dissolution of Arrow, subject to prior liquidation rights of the holders of preferred stock, if any, the holders of common stock are entitled to receive on a pro rata basis the remaining assets of Arrow available for distribution.
Other Rights. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.
All outstanding shares of common stock are fully paid and not liable to further calls or assessment by us.
Preferred Stock
Our board of directors is authorized, without further vote or action by the holders of our common stock, to issue by resolution an aggregate of 2,000,000 shares of preferred stock. These shares of preferred stock may be issued in one or more series as established from time to time by our board of directors. Our board also is authorized to fix the number of shares and the designation or title of each series of preferred stock prior to the issuance of any shares of that series. Regarding each class or series of preferred stock, our board will fix the voting powers, which may be full or limited, or there may be no voting powers. Our board will also determine the preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each series of preferred stock. Our board is further authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of the class or series then outstanding.
No shares of preferred stock are presently outstanding and we have no plans to issue a new series of preferred stock. It is not possible to state the effect of the authorization and issuance of any series of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific terms, rights and preferences of a series of preferred stock. However, possible effects might include restricting dividends on the common stock, diluting the voting power of the common stock or impairing the liquidation

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rights of the common stock without further action by holders of common stock. In addition, under some circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, which could thereby depress the market price of our common stock.
Anti-Takeover Provisions under New York Law
We are subject to Section 912 of the Business Corporation Law of the State of New York (‘‘Business Corporation Law’’). With specified exemptions, this statute prohibits a New York corporation listed on a national securities exchange from engaging in a business combination (as defined in Section 912(a)(5)) with an interested shareholder (generally, a person that, together with its affiliates and associates, owns 20% or more of the corporation’s voting stock) for a period of five years after the date of the transaction in which the person became an interested shareholder.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company.

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DESCRIPTION OF WARRANTS
We have described below the general terms and provisions of the debt warrants and equity warrants to which a prospectus supplement may relate. We will describe the particular terms of any debt warrants and equity warrants offered by any prospectus supplement in the prospectus supplement relating to such debt warrants or equity warrants.
General
We may issue debt warrants and equity warrants, evidenced by warrant certificates under a warrant agreement, independently or together with any debt securities, preferred stock or common stock. The warrants may be transferable with or separate from such securities. If we offer debt warrants, the applicable prospectus supplement will describe the terms of the debt warrants, including the following: (i) the offering price, if any, including the currency or currency unit in which such price will be payable; (ii) the designation, aggregate principal amount and terms of the offered debt securities with which the debt warrants are issued and the number of debt warrants issued with each such offered debt security; (iii) if applicable, the date on or after which the debt warrants and the related offered debt securities will be separately transferable; (iv) the designation, aggregate principal amount and terms of debt securities purchasable upon exercise of one debt warrant and the price or prices at which, and the currency or currency unit in which such principal amount of debt securities may be purchased upon exercise; (v) the date on which the right to exercise the debt warrants commences and the date on which such right expires; (vi) any U.S. Federal income tax consequences; (vii) whether the debt warrants represented by the warrant certificates will be issued in registered or bearer form or both; and (viii) any other material terms of the debt warrants. If we offer equity warrants, the applicable prospectus supplement will describe the terms of the equity warrants, including the following: (i) the offering price, if any, including the currency or currency unit in which such price will be payable; (ii) the designation of any series of preferred stock purchasable upon exercise of the equity warrants; (iii) the number of shares of preferred stock or common stock purchasable upon exercise of one equity warrant, and the price or prices at which, and the currency or currency unit in which such shares may be purchased upon exercise; (iv) the date on which the right to exercise the equity warrants and the date on which such right expires; (v) any U.S. Federal income tax consequences; (vi) whether the equity warrants represented by the warrant certificate will be issued in registered or bearer form or both; (vii) whether the equity warrants or the underlying preferred stock or common stock will be listed on any national securities exchange; and (viii) any other material terms of the equity warrants. In addition, if we sell any debt warrants or equity warrants for any foreign currency or currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue will be specified in the applicable prospectus supplement.
Warrant certificates, if any, may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the applicable prospectus supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of debt securities (except to the extent that the consent of warrantholders may be required for certain modifications of the terms of the indenture under which the series of offered debt securities issuable upon exercise of the warrants to be issued) or preferred or common stockholders and are not entitled to payments of principal and interest, if any, on debt securities or to dividends or other distributions made with respect to preferred stock or common stock.
Warrants may be exercised by surrendering the warrant certificate, if any, at the corporate trust office or other designated office of the warrant agent, with (i) the form of election to purchase on the reverse side of the warrant certificate, if any, properly completed and executed, and (ii) payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon exercise of warrants, the warrant agent will, as soon as practicable, deliver the debt securities, preferred stock or common stock issuable upon the exercise of the warrants in authorized denominations in accordance with the instructions of the exercise warrantholder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of unexercised warrants, if sufficient time exists prior to the expiration date.

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SELLING SECURITY HOLDERS
Information about any selling securityholders may be added to this prospectus pursuant to a prospectus supplement.

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PLAN OF DISTRIBUTION
We or selling security holders may sell the securities being offered under this prospectus in four ways or any combination thereof:
•
directly to purchasers;

•
through agents;

•
through underwriters; and

•
through dealers.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.
We or any selling security holder may directly solicit offers to purchase the securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that:
•
the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject; and

•
if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

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We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities, and may end any of these activities at any time.
Unless otherwise specified in a prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange or inter-dealer quotation system. No assurance can be given that any broker-dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

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LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Hogan Lovells US LLP.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

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